Exhibit 4.1

No. _________	MBF HEALTHCARE ACQUISITION CORP.	_________ UNIT(S)
CUSIP No. 552650202	Incorporated under the Laws of the State of Delaware
UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT _________________________________ is the owner of _________________________________ Unit(s). Each unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of MBF HEALTHCARE ACQUISITION CORP., a Delaware corporation (the “Corporation”), and one (1) warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Common Stock and Warrant comprising the Units represented by this certificate are not transferable separately until 60 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments, if any, or the exercise in full by the underwriters of such option; provided, however, in no event will the underwriters allow separate trading until the Corporation files an audited balance sheet reflecting the Corporation’s receipt of the gross proceeds of the offering. The Warrant will become exercisable on the later of (i) the Corporation’s completion of a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination and (ii) ___, 2008, and will expire unless exercised before 5:00 p.m., New York City time, on _______________, 2011. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______________ (the “Warrant Agreement”), between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, 8 th Floor, New York, NY 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the registrar of the Corporation.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated: ____________ , ______

Secretary

Transfer Agent
MBF HEALTHCARE ACQUISITION CORP.
CORPORATE SEAL
2006
DELAWARE

Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -___ Custodian ___
TEN ENT	tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship	Under Uniform Gifts to Minors Act: __________________
	and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.
MBF Healthcare Acquisition Corp.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
For Value Received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
______ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

Signature(s) Guaranteed:
By: ______________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).
By: ____________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.